Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use of our report dated August 22, 1997, except for
Note 8 which is dated September 30, 1997 and Notes 7 and 16 which are dated October 13, 1997, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1997 and 1996, included in the Company's Annual Report on Form 10-KSB and to the incorporation by reference of the aforementioned financial statements in the Registration Statements on Form S-8 for the 1983 Incentive Stock Option Plan, Employee Stock Purchase Plan of 1987, Stock Option Plan of 1989 and Stock Option Plan of 1993, Registration Statements nos. 33-36833, 33-22729, 33-36832 and 33-75470, respectively, Registration
Statements on Form S-8 for the 1995 Stock Option Plan and 1995 Stock Grant and Salary Deferral Plan- Registration Statement nos. 033-65151 and 333-35297 and S-3 Registration Statements for Selling Shareholders nos. 33-88032, 333-19393, 333-21929 and 333-26913.



SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS
Minneapolis, Minnesota

October 13, 1997